EXHIBIT 12

                            TYCO INTERNATIONAL LTD.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                     YEAR ENDED JUNE 30,
                                                               --------------------------------
                                                                 1995        1994        1993
                                                               --------    --------    --------
Earnings:
  Income before income taxes, extraordinary item and
  cumulative effect of accounting changes...................   $384,878    $328,190    $179,295
                                                               --------    --------    --------
Fixed charges:
  Interest expense(1).......................................     63,385      62,431      85,785
  Rentals(2)................................................     23,767      19,932      21,021
                                                               --------    --------    --------
                                                                 87,152      82,363     106,806
                                                               --------    --------    --------
Earnings before income taxes and fixed charges..............   $472,030    $410,553    $286,101
                                                               --------    --------    --------
                                                               --------    --------    --------
Ratio of earnings to fixed charges..........................       5.42        4.98        2.68
                                                               --------    --------    --------
                                                               --------    --------    --------

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(1) Interest expense consists of interest on indebtedness and amortization of debt expense.

(2) One-third of net rental expense is deemed representative of the interest factor.